Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-4 of Green Giant Enterprise Inc. (formerly Green Giant Inc. or China HGS Real Estate Inc.) of our report dated January 13, 2022, with respect to our audit of the consolidated financial statements of Green Enterprise Inc. (formerly Giant Inc. or China HGS Real Estate Inc.) as of and for the year ended September 30, 2021.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 24, 2024